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                 UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                     FORM 8-K


                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       	                       November 18, 2002
                           -----------------------------
                   Date of Report (Date of Earliest Event Reported)


       Commission file number 			2-63322
                                   --------------------------------


                     INTERNATIONAL SHIPHOLDING CORPORATION
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             (Exact name of registrant as specified in its charter)


	  Delaware		  			 36-2989662
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(State or other jurisdiction of				(I.R.S. Employer
 incorporation or organization)		          Identification Number)


650 Poydras Street		New Orleans, Louisiana		     70130
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(Address of principal executive offices)			(Zip Code)


			       (504) 529-5461
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              (Registrant's telephone number, including area code)


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Item 5.  Other Events

	Enterprise Ship Company, Inc., a wholly owned subsidiary of International Shipholding Corporation, time charters its 38,000 DWT U.S. Flag coal carrier
(the "ENERGY ENTERPRISE") to USGen New England, Inc. ("USGenNE"), an indirect subsidiary of PG&E Corporation ("PG&E"). The time charter is for a term of fifteen years, with approximately eight years remaining. During 2002, the vessel is contractually bound to USGenNE for approximately 67% of its operating days with the balance of its time spent in the spot commercial market.

	On November 18, 2002, we learned that PG&E had filed a Form 8-K disclosing that (i) its wholly owned owned subsidiary, PG&E National Energy Group ("PG&E NEG"), which is the parent company of USGenNE, had defaulted in the payment of $431 million that was due on November 14 under a revolving credit facility, (ii) further disclosing that the default constituted a cross default under other debt obligations of PG&E NEG aggregating in excess of $2.1 billion, (iii) stating that PG&E NEG had also failed to pay a $52 million interest payment due on its outstanding senior notes and (iv) Moody's Investor Service and Standard & Poor's had downgraded the credit ratings of both PG&E GEN and USGenNE, with the latter's rating being reduced from B2 to Caa1 by Moody's and from B- to C by Standard & Poor's.

	In its Form 10-Q filed November 13, 2002, PG&E reported that USGenNE was "current on its obligation under its USGenNE Revolver" and that the ratings downgrade of USGenNE and another subsidiary had "not resulted in any changes to the lenders' commitments under these facilities, adversely affected the subsidiaries' ability to draw available funds under these facilities, or materially increased such subsidiaries' cost of borrowing."

	USGenNE is current in all material respects under its charter of the ENERGY ENTERPRISE. Neither International Shipholding Corporation nor its subsidiary, Enterprise Ship Company, Inc., has been notified that the reported events will in any way affect USGenNE's contractual obligations under the time charter, and representatives of PG&E have not provided us with any information other than that contained in their public documents.

	In its Form 8-K, PG&E expressed the belief that its lenders would continue to negotiate a global restructuring of its commitments, but acknowledged that a failure to achieve a restructuring or a decision by the lenders to exercise their default remedies could require PG&E NEG and certain of its subsidiaries to seek protection under Chapter 11 of the U.S. Bankruptcy Code.

	We cannot predict the outcome of PG&E NEG's restructuring plans or the consequences of a bankruptcy filing, but if such a filing included USGenNE, it is possible that the time charter for the ENERGY ENTERPRISE could be rejected. In the event of a rejection, Enterprise Ship Company, Inc. might take back the vessel and seek other commercial uses for it. While it might be difficult to redeploy the vessel on the same terms as those contained in the current time charter, if Enterprise Ship Company, Inc. were unable to redeploy the vessel on satisfactory commercial terms,Enterprise Ship Company, Inc. would always have the option to sell the vessel. The current debt associated with the vessel is approximately $20 million which is non-recourse to us and our affiliates. Meantime, we will await further reports from PG&E on their on-going negotiations with its lenders.



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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        INTERNATIONAL SHIPHOLDING CORPORATION


                         By:  ____/s/ Gary L. Ferguson _________
                                        Gary L. Ferguson
                             Vice President and Chief Financial Officer

Dated:  November 25, 2002